Exhibit 99.2

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Combined Financial Statements

December 31, 2020 and 2019

(With Independent Auditors’ Report Thereon)

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

KPMG LLP
Suite 1500 15 W. South Temple
Salt Lake City, UT 84101

Independent Auditors’ Report

The Board of Directors

Larry H. Miller Automotive Real Estate Properties:

We have audited the accompanying combined financial statements of Larry H. Miller Automotive Real Estate Properties (collectively referred to as the Company), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of income, parent’s net investment, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Larry H. Miller Automotive Real Estate Properties as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the combined financial statements, which describes the Company’s carve-out basis of presentation used in preparing the combined financial statements. Our opinion is not modified with respect to this matter.

Salt Lake City, Utah

October 25, 2021

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Combined Balance Sheets

December 31, 2020 and 2019 `

(In thousands)

	2020	2019
Assets
Real estate:
Land	$189,890	186,433
Buildings and leasehold improvements	409,906	410,167
Furniture, fixtures, and equipment	42,820	42,835
Construction and equipment in progress	9,440	6,943
Less accumulated depreciation and amortization	(162,419)	(147,673)

Real estate, net	489,637	498,705
Due from related parties	132	13
Prepaid expenses and other assets	6,376	428

Total assets	$496,145	499,146

Liabilities and Parent’s Net Investment
Liabilities:
Mortgage notes payable, net	$147,724	156,622
Notes payable to related party	47,581	54,187
Due to related party	155,001	157,193
Accounts payable and accrued liabilities	1,662	2,538
Other liabilities	6,601	3,889

Total liabilities	358,569	374,429

Parent’s net investment:
Parent’s net investment	137,576	124,717

Total parent’s net investment	137,576	124,717

Total liabilities and parent’s net investment	$496,145	499,146

See accompanying notes to combined financial statements.

2

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Combined Statements of Income

Years ended December 31, 2020 and 2019

(In thousands)

	2020	2019
Rental revenues, primarily related party	$62,297	59,489

Total revenues	62,297	59,489

Operating expenses:
General and administrative	10,888	7,752
Repairs and maintenance	143	226
Depreciation and amortization	15,433	15,667
Loss on disposal of assets	13	302

Total operating expenses	26,477	23,947

Income from operations	35,820	35,542

Other income (expense):
Interest, investment, and other income	512	655
Interest expense	(16,094)	(16,701)
Unrealized loss on fair value of derivative instruments	(7,030)	(8,000)

Total other expense, net	(22,612)	(24,046)

Net income	$13,208	11,496

See accompanying notes to combined financial statements.

3

LARRY H. MILLER REAL ESTATE ENTITIES PROPERTIES

Combined Statements of Changes in Parent’s Net Investment

Years ended December 31, 2020 and 2019

(In thousands)

Balance, December 31, 2018	$118,010
Change in parent’s net investment	(4,789)
Net income	11,496

Balance, December 31, 2019	124,717
Change in parent’s net investment	(349)
Net income	13,208

Balance, December 31, 2020	$137,576

See accompanying notes to combined financial statements.

4

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Combined Statements of Cash Flows

Years ended December 31, 2020 and 2019

(In thousands)

	2020	2019
Cash flows from operating activities:
Net income	$13,208	11,496
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,433	15,667
Loss on disposal of assets	13	302
Unrealized loss on fair value of derivative instruments	7,030	8,000
Amortization of deferred financing costs	95	100
Changes in operating assets and liabilities:
Accounts receivable, net	(119)	538
Prepaid expenses and other assets	(5,949)	1,010
Accounts payable and accrued liabilities	(77)	(254)
Other liabilities	13	(840)

Net cash provided by operating activities	29,647	36,019

Cash flows from investing activities:
Capital expenditures	(16,015)	(47,570)
Proceeds from sale of properties, furniture, fixtures, and equipment	8,839	7,150

Net cash used in investing activities	(7,176)	(40,420)

Cash flows from financing activities:
Principal payments on mortgage notes payable	(8,823)	(9,274)
Proceeds from issuance of mortgage notes payable	169	21,828
Payments for loan origination costs	(339)	(47)
Principal payments on related party notes payable	(6,606)	(5,472)
Proceeds from issuance of related party notes payable	—	25,500
Net change in due to related party	(6,523)	(23,345)
Change in parent’s net investment	(349)	(4,789)

Net cash (used in) provided by financing activities	(22,471)	4,401

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—

Cash and cash equivalents, end of year	$—	—

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,173	16,607
Supplemental noncash investing and financing activities:
Accrued purchases of properties, furniture, fixtures, and equipment	18	817

See accompanying notes to combined financial statements.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(1)	Nature of Business and Basis of Presentation

(a)	Nature of Business

We have prepared the accompanying combined financial statements of real property related to the Larry H. Miller Dealership operations (Larry H. Miller Automotive Real Estate Properties or Company). The real property related to the Larry H. Miller Dealerships has historically operated as part of the Larry H. Miller Real Estate Entities (Parent) and not as a standalone company. The accompanying combined financial statements comprise the combined balance sheets as of December 31, 2020, and 2019, and the related combined statements of income, changes in Parent’s net investment, and cash flows for the years then ended.

(b)	Basis of Presentation

The combined financial statements of the Parent include the accounts of Miller Family Real Estate LLC (MFRE) and Larry H. Miller Corporation – Boise (Boise), all of which are principally owned by the Larry H. Miller Family (the Miller Family). MFRE is a limited liability company and is treated as a partnership for federal income tax purposes. Boise is a Subchapter S corporation and is taxed as a flow-through entity for federal income tax purposes.

The accompanying combined financial statements representing the historical operations of the Parent’s automotive real estate business have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The combined financial statements have been derived from the combined financial statements and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company to demonstrate the Company’s combined historical financial position, results of operations, and cash flows on a carve-out basis. All intercompany balances and transactions within the Company’s combined financial statements have been eliminated. Transactions and balances between the Company and the Parent that are not included in these combined financial statements are reflected as related party balances and transactions within these financial statements. Transactions between the Company and the Parent are reflected as change in Parent’s net investment.

The combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. As part of Parent, the Company is dependent upon Parent for all of its working capital and financing requirements as Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Parent’s net investment account and due to related parties account. Accordingly, none of Parent’s cash or cash equivalents at the corporate level have been allocated to the Company in the combined financial statements. Debt balances that are directly related to the Company’s financing have been included in the combined financial statements. Parent’s net investment represents Parent’s interest in the recorded net assets of the Company. The combined financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on the percentage of revenue recognized by the Company divided by total revenue recognized by the Parent. These allocated costs are primarily related to corporate general and administrative expenses and employee related costs for corporate and shared employees. Nevertheless, the combined financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the combined results of operation, financial

6	(Continued)

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the combined historical results of operations, financial position, and cash flows. Consequently, future results of operations should the Company operate separately from the Parent could include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the combined financial statements for the periods presented may not be indicative of the Company’s future results of operations, financial position, and cash flows.

(2)	Summary of Significant Accounting Principles

These combined financial statements are prepared in accordance with U.S. GAAP, and the accounting policies generally accepted by the industry in which the Company operates.

(a)	Real Estate

Real estate is recorded at cost and consists of land, buildings, leasehold improvements, furniture, fixtures, and equipment. Significant expenditures that improve or extend the life of an asset are capitalized, while minor replacements, maintenance, and repairs that do not increase the useful life of an asset are expensed as incurred.

Depreciation is calculated using the straight-line method over the useful lives of the assets. Leasehold and tenant improvements are amortized using the straight-line method over the shorter of the useful lives or the term of the lease.

The range of estimated useful lives is as follows:

Buildings and leasehold improvements	25 to 39 years
Furniture, fixtures, and equipment	5 to 10 years

When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or debited to income from operations. The Company recorded $15.4 million and $15.7 million in depreciation expense for 2020 and 2019, respectively.

(b)	Accounts Receivable

Accounts receivable include amounts due from tenants and miscellaneous receivables generated in the ordinary course of business. The Company determines an allowance for doubtful accounts based on historical write-off experience, current market and industry conditions, aging of the accounts receivable, and the nature of the receivable. No allowance for doubtful accounts has been recorded as of December 31, 2020 and 2019.

7	(Continued)

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(c)	Prepaid Expenses and Other Assets

Other assets primarily consist of pre-paid real estate commissions, funds held in escrow for 1031 exchanges and development bonds relating to projects under construction and refundable by the applicable city once the project is complete.

(d)	Fair Value of Financial Instruments

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(e)	Management Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at December 31, 2020 and 2019, and revenues and expenses reported for the years then ended. The actual outcome could differ from the estimates made in the preparation of these combined financial statements.

Estimates are used in the calculation of various expenses, accruals, and reserves, including the assessment of the recoverability of long-lived assets.

(f)	Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Impairment is recognized when estimated future cash flows (undiscounted and without interest charges) are less than the carrying amount of the asset. The estimation of future net cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economic and market conditions and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the long-lived assets. To the extent that an impairment has occurred, the excess of the carrying amount of the asset over its estimated fair value is charged to income from operations.

(g)	Derivative Instruments

The Company’s derivative instruments consist of interest rate swap agreements to manage the Company’s exposure to interest rate volatility. The interest rate swap agreements mitigate the cash flow effects of interest rate fluctuations on interest expense for variable-rate debt instruments.

All derivatives are recognized at their current fair value. Changes in the fair value of derivative financial instruments are recorded in the combined statements of income unless specific hedge accounting criteria are met. If such criteria are met for cash flow hedges, the effective portion of the change in the fair value is recorded directly to accumulated other comprehensive income, a component of equity, until the hedged transaction occurs. The ineffective portion of the change in fair value is recorded in the combined statements of income. The Company’s derivative instruments did not qualify as a hedge, and accordingly, the Company has recorded the gains and losses from the interest rate swaps in the combined statements of income.

8	(Continued)

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(h)	Revenue Recognition

The Company’s primary source of revenue is derived from tenant rents. The majority of the Company’s revenue contracts are classified as leases and accounted for in accordance with ASC 840 – Leases. The Company leases its property with lease terms of generally five to fifteen years. Rental revenue is recognized monthly as earned. Rent received in advance is deferred and recognized in income when earned. Rent concessions and escalating payments are recognized on a straight-line basis as an offset to revenues over the term of the underlying lease.

The Company recognizes revenue on professional services in accordance with Topic 606 when the performance obligation is satisfied which typically occurs over time when the services are rendered. Revenue is recognized based on contractual rates and payment is typically due in full within thirty days of delivery.

(i)	Income Taxes

The income of the Parent flows directly to its owners. Accordingly, there are no liabilities or provisions for income taxes recorded in the Parent’s combined financial statements; therefore, there are no liabilities or provisions for income taxes recorded in the accompanying combined financial statements.

The Parent evaluates the tax positions taken or expected to be taken in the course of preparing the Parent’s tax returns to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. The Parent has determined that there is no tax liability resulting from unrecognized tax benefits related to uncertain income tax positions taken or expected to be taken on the tax return for the years ended December 31, 2020 and 2019. There are no tax returns that are currently under examination. Tax years that remain subject to examination are years 2017 and forward.

(j)	Legal Matters

The Company recognizes a liability for loss contingencies related to litigation, claims, assessments, and other legal matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

9	(Continued)

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(3)	Mortgage Notes Payable

Mortgage notes payable consisted of the following at December 31, 2020 and 2019 (in thousands):

Description*	Rate	Monthly payment	Maturity date	Collateral	2020	2019
MLIBOR + 2%	3.00%	prin + int	6/5/2024	Secured by Land and Buildings	$23,840	25,334
MLIBOR + 1.6%	1.75%	prin + int	6/1/2022	Secured by Land and Buildings	19,280	20,192
DLIBOR + 2.15%	2.90%	prin + int	10/31/2022	Secured by Land and Buildings	25,992	26,959
Fixed	4.46%	prin + int	12/1/2027	Secured by Land and Buildings	7,842	8,117
MLIBOR + 1.75%	1.89%	prin + int	1/1/2031	Secured by Buildings	6,162	6,689
5 yr LIBOR + 1.75%	4.42%	prin + int	3/28/2038	Secured by Land and Buildings	8,908	9,368
MLIBOR + 1.9%	2.05%	prin + int	3/31/2025	Secured by Land and Buildings	7,944	8,283
MLIBOR + 1.95%	2.10%	prin + int	6/1/2025	Secured by Land and Buildings	14,315	16,481
MLIBOR + 1.6%	1.75%	prin + int	9/5/2023	Secured by Land and Buildings	13,716	14,415
MLIBOR + 1.7%	1.85%	prin + int	3/31/2026	Secured by Land and Buildings	20,308	21,122

					148,307	156,960
Less unamortized debt issuance costs					(583)	(338)

Mortgage notes payable, net					$147,724	156,622

*	MLIBOR equals 30-day LIBOR
*	DLIBOR equals daily LIBOR

The mortgage notes payable agreements contain covenants including debt service coverage ratios, lease sufficiency ratios, loan-to-value ratios, and minimum average liquidity requirements.

As of December 31, 2020, the expected principal payments are scheduled to be paid as follows (in thousands):

Year:
2021	$8,134
2022	48,481
2023	17,319
2024	23,114
2025	20,328
Thereafter	30,931

$148,307

(4)	Related Party Transactions

(a)	Rental Revenues

The Company’s rental revenue is generated from lease agreements with related entities owned by the Miller Family. Revenue recognized by the Company during the years ended December 31, 2020 and 2019 from related entities totaled $60.8 million and $58.8 million, respectively.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(b)	Notes Payable to Related Party

The Company has secured notes payable to Larry H. Miller Management Corporation (MMC). Interest expense recorded on notes payable to related parties was $2.5 million and $2.4 million for the years ended December 31, 2020 and 2019, respectively. Notes payable to related party consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
A note payable bearing interest at 3.28%. Secured by furniture, fixtures, and equipment. Monthly payments of principal and interest of $18. Matures June 2020.	—	42
A note payable bearing interest at 3.43%. Secured by real property. Monthly payments of principal and interest of $163. Matures April 2030.	15,427	16,833
A note payable bearing interest at 3.18%. Secured by furniture, fixtures, and equipment. Monthly payments of principal and interest of $3. Matures May 2020.	—	13
A note payable bearing interest at 3.43%. Secured by real property. Monthly payments of principal and interest of $15. Matures August 2031.	1,617	1,744
A note payable bearing interest at 4.29%. Secured by real property. Monthly payments of principal and interest of $34. Matures December 2032.	3,815	4,053
A note payable bearing interest at 4.76%. Secured by real property. Monthly payments of principal and interest of $53. Matures August 2033.	3,006	3,793
A note payable bearing interest at 4.42%. Secured by real property. Monthly payments of principal and interest of $68. Matures April 2034.	8,266	8,711
A note payable bearing interest at 4.32%. Secured by real property. Monthly payments of principal and interest of $123. Matures April 2029.	10,341	11,351
A note payable bearing interest at 4.32%. Secured by real property. Monthly payments of principal and interest of $32. Matures November 2034.	4,249	4,480
A note payable bearing interest at 4.69%. Secured by real property. Monthly payments of principal and interest of $167. Matures December 2027.	860	3,167

	$47,581	54,187

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

As of December 31, 2020, the principal payments are scheduled to be paid as follows (in thousands):

Year:
2021	$4,694
2022	3,988
2023	4,148
2024	4,315
2025	4,489
Thereafter	25,947

$47,581

(c)	Due to Related Party

The Company has a net payable due to related parties of $155.0 million and $157.2 million as of December 31, 2020 and 2019, respectively. Included in these amounts are a net payable due to MMC for loans from MMC of $9.0 million and $5.1 million as of December 31, 2020 and 2019, respectively, which is due on demand.

Also included in these amounts are a net payable due to the Parent for financing provided by the Parent. The Company has debt under credit agreements to which it is the legal obligor as described in Note (3) Mortgage Notes Payable and Note (4) Notes Payable to Related Party. In addition, although the Company is not the obligor, the Parent has mortgage notes payable that are secured by the assets of the Company of $137.7 million and $148.1 million as of December 31, 2020 and 2019, respectively. The Parent’s mortgage notes payable includes a line of credit with a borrowing capacity of $50 million bearing interest at LIBOR + 1.7% and had no amounts outstanding as of the end of each period presented.

As of December 31, 2020, the expected principal payments to the Parent are scheduled to be paid as follows (in thousands):

Year:
2021	$11,450
2022	11,450
2023	11,450
2024	104,313

$138,663

In addition, as of December 31, 2020 and 2019, the net payable due to the Parent included a net payable due to the Parent of $8.3 million and $4.0 million, respectively, for the Parent’s interest rate swap derivatives related to the Parent’s mortgage notes payable.

The Parent’s mortgage notes payable include debt service coverage ratios, lease sufficiency ratios, loan-to-value ratios, and minimum average liquidity requirements. The mortgage notes payable mature June 2024. In the event of a change in control, the Company would be required to repay the outstanding balance to the Parent.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(d)	Management Services

The Company paid management services fees to MMC. The Company paid MMC $0.6 million for the affiliate management services provided during the years ended December 31, 2020 and 2019. The expenses are included as a component of general and administrative expense in the accompanying combined statements of income.

(5)	Lease Commitments

The Company is a party to several lease agreements expiring on various dates through 2034. Lease terms generally include combined initial and option terms of 15 to 30 years. The option terms are typically in five-year increments. Rental payments include minimum rentals. Rental expense for operating leases during the years ended December 31, 2020 and 2019 totaled $6.4 million and $4.7 million, respectively.

Future minimum lease payments under operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2020 are as follows (in thousands):

Year ending December 31:
2021	$6,370
2022	6,080
2023	5,840
2024	4,409
2025	3,439
Thereafter	7,481

$33,619

(6)	Commitments and Contingencies

(a)	Legal Matters

The Company is party to certain legal matters arising in the ordinary course of business. In the opinion of management, the resolution of legal proceedings arising in the normal course of business will not have a material adverse effect on its combined business, results of operations, financial condition, or cash flows.

(b)	Environmental Matters

The Company monitors for the presence of hazardous or toxic substances. Management is not aware of any environmental liability with respect to the Company that would have a material adverse effect on the Company’s combined business, assets, or results of operations; however, there can be no assurance that such a material environmental liability does not exist. The existence of any such environmental liability could have an adverse effect on the Company’s combined financial position, results of operations, or cash flows.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(c)	General Uninsured Losses

The Company carries comprehensive liability, fire, flood, environmental, extended coverage, and rental loss insurance with policy specifications, limits, and deductibles that management believes are adequate and appropriate under the circumstances given the relative risk of loss, the cost of such coverage, and industry practice. There are, however, certain types of losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, it could have an adverse effect on the Company’s combined financial position, results of operations, or cash flows.

(d)	Future Construction Projects

As of December 31, 2020, the Company did not have any commitments for construction projects. Due to the COVID-19 pandemic, all projects planned for 2020 were discontinued and existing contracts were terminated by right of owner convenience.

(7)	Rentals Receivable under Operating Leases

The following is a schedule by years of minimum future rental income on noncancelable operating leases as of December 31, 2020 (in thousands):

Year ending December 31:
2021	$56,782
2022	48,834
2023	35,887
2024	28,847
2025	22,894
Thereafter	8,661

$201,905

(8)	Retirement Plan Expenses

The Parent participates in the Larry H. Miller Employees’ Retirement Plan and Trust (the Plan), filed under Section 401(k) of the Internal Revenue Code. This plan covers eligible employees who complete one year of continuous service, work more than 1,000 hours, and have attained the age of 21. The Plan allows each participant to contribute up to 50% of the participant’s total annual salary, or the maximum amount allowed by the Internal Revenue Code, whichever is less.

The Parent has agreed to match 50% of each participant’s contribution, up to 6% of each participant’s total annual salary, with a total salary limit of $0.3 million for the years ended December 31, 2020 and 2019. Contributions are vested 20% each year based on each participant’s hire date with the Parent. The Parent has the right under the Plan to discontinue matching the salary deferral at any time or to terminate their participation in the plan. In the event of the termination of the plan, the net assets of the Plan are available for payment of benefits to the participants.

The Company incurred an insignificant amount of expenses for matching contributions during the years ended December 31, 2020 and 2019.

14	(Continued)

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Notes to Combined Financial Statements

December 31, 2020 and 2019

(9)	Fair Value of Financial Instruments

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are based on market pricing data obtained from sources independent of the Company. Unobservable inputs reflect management’s judgment about the assumptions market participants would use in pricing the asset or liability.

Level 1	inputs are quoted prices in active markets as of the measurement date for identical assets or liabilities that Company had the ability to access.

Level 2	inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability.

Level 3	inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

The following table presents the Company’s fair value hierarchy for the above assets and liabilities measured at fair value on a recurring basis as of December 31, 2020 and 2019 (in thousands):

	Quoted market prices in active markets (Level 1)	Other observable inputs (Level 2)	Unobservable inputs (Level 3)
2020:
Financial liabilities:
Derivatives	$—	6,532	—
2019:
Financial liabilities:
Derivatives	—	3,834	—

Interest rate swaps that are in an asset position are recorded as a component of prepaid expenses and other assets, and interest rate swaps that are in a liability position are recorded as a component of other liabilities.

(10)	Subsequent Events

The Company has evaluated subsequent events through October 25, 2021, which is the date these combined financial statements were available to be issued.

On September 29, 2021, it was announced that the Asbury Automotive Group entered into a definitive agreement to acquire the Company from the Miller Family as part of a broader transaction for the Larry H. Miller automotive business.

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